Exhibit 10.30
FIRST AMENDMENT TO
AMENDED AND RESTATED SENIOR OFFICER EMPLOYMENT AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED SENIOR OFFICER EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective the 1st day of March, 2011 by and between The GEO Group, Inc., a Florida Corporation, (the “Company”) and John J. Bulfin (the “Employee”).
WITNESSETH:
     WHEREAS, the Company and the Employee (collectively the “Parties”) have previously entered into an Amended and Restated Senior Officer Employment Agreement effective as of December 31, 2008 (the “Employment Agreement”); and
     WHEREAS, the Parties wish to amend the Employment Agreement as provided herein to employ the Employee in accordance with the provisions herein.
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:
     1. Section 4.A. of the Employment Agreement is deleted in its entirety and replaced with the following:
“Annual Base Salary. The Employee shall be paid an annual base salary of $435,000 (as such may be amended from time to time, the “Annual Base Salary”). The Company may increase the Annual Base Salary paid to the Employee in an amount to be determined by the Chief Executive Officer of the Company. The Annual Base Salary shall be payable at such regular times and intervals as the Company customarily pays its employees from time to time.”
     2. Section 7.A.(iv) of the Employment Agreement is deleted in its entirety and replaced with the following:
“Termination Stock Options and Restricted Stock. All of the outstanding unvested stock options and restricted stock granted to the Employee prior to termination will fully vest immediately upon termination, provided however, that any restricted stock that is still subject to performance based vesting at the time of such termination shall only vest when and to the extent the Compensation Committee of the Board certifies that the performance goals are actually met.”
     Except as otherwise specifically amended herein, the terms and provisions of the Employment Agreement remain in full force and effect. This Amendment may be executed in counterparts.
[SIGNATURES ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Amendment under seal as of the date first above written.

THE GEO GROUP, INC.
By:	/s/ George C. Zoley
	Name:	George C. Zoley
	Title:	Chairman and Chief Executive Officer

EMPLOYEE
By:	/s/ John J. Bulfin
	Name:	John J. Bulfin

2